UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SHIFT4 PAYMENTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	84-367640
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3501 Corporate Parkway Center Valley, Pennsylvania	18034
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
6.00% Series A Mandatory Convertible Preferred Stock, par value $0.0001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-286840

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Shift4 Payments, Inc. (the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated April 30, 2025 (the “Prospectus Supplement”), and the accompanying prospectus, dated April 30, 2025 (the “Base Prospectus” and, together with the Prospectus Supplement, the “Prospectus”). The Prospectus Supplement related to the Registrant’s offering of its 6.00% Series A Mandatory Convertible Preferred Stock, par value $0.0001 per share. The Prospectus forms a part of the Registration Statement on Form S-3 (File No. 333-286840), filed with the Commission on April 30, 2025.

Item 1.	Description of Registrant’s Securities to be Registered

The descriptions under the headings “Description of Mandatory Convertible Preferred Stock” in the Prospectus Supplement and “Description of Capital Stock” in the Base Prospectus are incorporated by reference herein. Copies of such descriptions have been filed with The New York Stock Exchange.

Item 2	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Shift4 Payments, Inc., adopted as of June 4, 2020 (incorporated by reference from Exhibit 4.1 to Shift4 Payments, Inc.’s Registration Statement on Form S-8 filed June 9, 2020 (Commission File Number: 333-239042).

3.2	Amended and Restated By-laws of Shift4 Payments, Inc., adopted as of June 4, 2020 (incorporated by reference from Exhibit 4.2 to Shift4 Payments, Inc.’s Registration Statement on Form S-8 filed June 9, 2020 (Commission File Number: 333-239042).

3.3	Certificate of Designations of the 6.00% Series A Mandatory Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on May 5, 2025 (incorporated by reference from Exhibit 3.1 to Shift4 Payment, Inc.’s Current Report on Form 8-K filed on May 5, 2025 (Commission File No: 001-39313)).

4.1	Specimen Certificate of 6.00% Series A Mandatory Convertible Preferred Stock (contained in Exhibit 3.3 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

SHIFT4 PAYMENTS, INC.

Date: May 5, 2025	By:	/s/ Jordan Frankel
Name: Jordan Frankel
Title: Secretary and General Counsel